EXHIBIT 99.9(b)


                               MFS SERIES TRUST II
               500 BOYLSTON STREET O BOSTON O MASSACHUSETTS 02116


                                                   September 3, 1996


MFS Service Center, Inc.
500 Boylston Street
Boston, MA  02116

Dear Sir/Madam:

           This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated September 10, 1986, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

           Please indicate your acceptance of the foregoing by signing below.

                                               Sincerely,

                                               MFS SERIES TRUST II


                                               By:  W. THOMAS LONDON
                                                    -------------------------
                                                    W. Thomas London
                                                    Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.


By: JOSEPH W. DELLO RUSSO
    -------------------------
    Joseph W. Dello Russo
    Treasurer

                                                                   ATTACHMENT 1
                                                              SEPTEMBER 3, 1996

                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                      AND MFS SERIES TRUST II (THE "FUND")


1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;
      0.12% of the second $500 million of the assets of the series attributable to such class;
      0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.22% of the first $500 million of the assets of the series attributable to such class;
      0.18% of the second $500 million of the assets of the series attributable to such class;
      0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;
      0.12% of the second $500 million of the assets of the series attributable to such class;
      0.09% over $1 billion of the assets of the series attributable to such class.

4. The fees to be paid by the Fund on behalf of its series with respect to Class P shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;
      0.12% of the second $500 million of the assets of the series attributable to such class;
      0.09% over $1 billion of the assets of the series attributable to such class.